Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note:  Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted.  (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware

Vishay Cera-Mite Inc.	Wisconsin

Vishay EFI, Inc.	Rhode Island

Vishay Infrared Components Inc.	California

Spectec Logistics, Inc.	Delaware

Vishay Phoenix Passive Components, Inc.	Texas

Nippon Vishay, K.K.	Japan

Vishay Alpha Electronics K.K.	Japan

Vishay F.S.C., Inc.	Barbados

Vishay VSH Holdings, Inc.	Delaware

Vishay Dale Electronics, Inc.	Delaware

Electronica Dale de Mexico S.A. de C.V.	Mexico

Vishay Resistive Systems Inc.	Maryland

Vishay Sprague Holdings Corp.	Delaware

Vishay Precision Resistors Holdings Corporation	Delaware

Vishay Thin Film LLC	New York

Vishay Service Center, Inc.	Massachusetts

Vishay Sprague, Inc.	Delaware

Vishay Sprague Canada Holdings Inc.	Canada

Sprague Electric of Canada Limited	Canada

Sprague France S.A.S.	France

Vishay Vitramon, Inc.	Delaware

Vishay Vitramon do Brazil Ltda.	Brazil

Siliconix incorporated	Delaware

Vishay Siliconix, LLC	Delaware

Siliconix Semiconductor, Inc.	Delaware

Siliconix Technology C.V.	Netherlands	(a)

Vishay Siliconix Holding GmbH	Germany

Vishay Siliconix Itzehoe GmbH	Germany

ECOMAL S.r.O.	Czech Republic

Vishay Siliconix (Taiwan) Ltd.	Taiwan

Vishay Siliconix Electronic Co. Ltd.	Taiwan

Shanghai Simconix Electronic Company Ltd.	China	(b)

Siliconix Ltd.	England

Siliconix Israel Ltd.	Israel

Subsidiaries of the Registrant (continued)

Vishay GSI, Inc.	Delaware

Vishay GSI Holdings, LLC	Delaware

Vishay General Semiconductor, L.P.	Cayman Islands	(c)

Vishay General Semiconductor, LLC	Delaware

General Semiconductor of Taiwan, Ltd.	Taiwan

General Semiconductor (China) Holdings, LLC	Delaware

General Semiconductor (China) Co., Ltd.	China

General Semiconductor International Corp.	New York

General Semiconductor Japan, Ltd.	Japan	(d)

ATC Corp.	Delaware

GSI-General Semiconductor Ireland	Ireland

GSI-General Semiconductor (Europe) Ltd.	Ireland

General Semiconductor Korea Co., Ltd.	Korea

Vishay General Semiconductor France S.A.S.	France

General Semiconductor Hong Kong Ltd.	Hong Kong

General Semiconductor (UK) Ltd.	United Kingdom

General Semiconductor (Deutschland) GmbH	Germany

Vishay BCcomponents Holdings Ltd.	Delaware

Vishay BCcomponents B.V.	Netherlands

Vishay BCcomponents SAS	France

BCcomponents Estate NV	Belgium

BCcomponents BVBA	Belgium

Vishay BCcomponents UK Ltd	United Kingdom

Valen Ltd.	Hong Kong

Vishay Passives Shanghai Co., Ltd	China

BCcomponents South Europe SRL	Italy

Vishay Components India Pvt. Ltd	India	(e)

BCcomponents Hong Kong Ltd.	Hong Kong

BCcomponents China Ltd	Hong Kong

Vishay Components (Huizhou) Co. Ltd.	China

Vishay Trading (Shanghai) Co. Ltd	China

Vishay Measurements Group, Inc.	Delaware

Vishay Transducers Ltd.	Delaware

Meadowgrip Limited	United Kingdom

Selectaid Ltd.	United Kingdom

Revere Transducers Europe, BV	Netherlands

SI Washington Lease Inc.	Washington

Sensortronica de Costa Rica, S.A.	Costa Rica

Vishay BLH Inc.	Delaware

Pharos de Costa Rica S.A.	Costa Rica

Sensortronics Sanmar Ltd.	India	(f)

Vishay Celtron (Tianjin) Technologies Co., Ltd.	China	(g)

Vishay Celtron Technologies, Inc.	Taiwan

High Goals Investments Limited	British Virgin Islands

Subsidiaries of the Registrant (continued)

Vishay Intertechnology Asia Pte Ltd.	Singapore

Vishay Japan K.K.	Japan

Vishay Hong Kong Ltd.	Hong Kong

Vishay Korea Co. Ltd.	Korea

Vishay (Taiwan) Ltd.	Taiwan

Vishay (Thailand) Limited	Thailand

General Semiconductor (Singapore) Pte. Ltd.	Singapore

Vishay Israel Limited	Israel

Z.T.R. Electronics Ltd.	Israel

ECOMAL Israel Ltd.	Israel	(h)

Dale Israel Electronics Industries, Ltd.	Israel

Tedea-Huntleigh B.V.	Netherlands

Tedea-Huntleigh International Ltd	Israel

T-H Technology Ltd	Israel

Vishay Measurements Group France, S.A.	France

Grupo De Medidas Iberica S.L.	Spain

SCI Vijafranc	France

T-H Industrial Properties Ltd	Israel

Tedea-Huntleigh, Inc.	California

Tedea-Huntleigh (Beijing) Electronics Co. Ltd	China	(i)

Draloric Israel Ltd.	Israel

V.I.E.C. Ltd.	Israel

Vishay Advanced Technology, Ltd.	Israel

Vilna Equities Holding, B.V.	Netherlands

Tedea-Huntleigh Europe Ltd.	England

Measurements Group (U.K.) Ltd.	England & Wales

Vishay Nobel Ltd.	England

Vishay Europe GmbH	Germany	(j)

Vishay Europe Sales GmbH	Germany

Vishay BCcomponents Austria GmbH	Austria

Vishay BCcomponents Holding GmbH	Germany

Vishay BCcomponents Beyschlag GmbH	Germany

Vishay BCcomponents Vertriebs GmbH	Germany

Vishay Electronic GmbH	Germany

Roederstein Electronics Portugal Lda.	Portugal

ECOMAL Deutschland GmbH	Germany

ECOMAL Schweiz A.G.	Switzerland

ECOMAL Austria Ges.mbH	Austria

Vishay Components, S.A.	Spain

ECOMAL Nederland BV	Netherlands

ECOMAL Belgium N.V.	Belgium

ECOMAL Denmark A/S	Denmark

ECOMAL Finland OY	Finland

ECOMAL France S.A.	France

ECOMAL UK Ltd.	England

Roederstein GmbH	Germany

Roederstein-Hilfe-GmbH	Germany

Vishay Electronic SPOL SRO	Czech Republic

Subsidiaries of the Registrant (continued)

Vishay S.A.	France	(k)

Ultronix, Inc.	Delaware

Vishay Italy SRL	Italy

E-Sil Components Ltd.	England & Wales

Vishay Roederstein Limited	England

Vitramon Limited	England

Vishay Ltd.	England & Wales

Spectrol GmbH	Germany

Grued Corporation	Delaware

Con-Gro Corp.	Delaware

Gro-Con, Inc.	Delaware

Angstrohm Precision Inc.	Delaware

Angstrohm Holdings Inc.	Delaware

Sfernice, Ltd.	England & Wales

Heavybarter, Unlimited	England & Wales

Dale ACI Components	England

Vishay Nobel AB	Sweden

AB Givareteknik	Sweden

Vishay Nobel AS	Norway

Measurements Group GmbH	Germany

Facility Service GmbH	Germany	(l)

Vishay Semiconductor GmbH	Germany

Vishay (Phils.) Inc.	Philippines

Vishay Semiconductor Ges.mbH	Austria	(m)

Shanghai Vishay Semiconductors Ltd.	China

Vishay Hungary Elektronikai KFT	Hungary

Vishay Semiconductor Malaysia Sdn Bhd	Malaysia

Vishay Phoenix do Brasil Ltda	Brazil

Vishay Phoenix Passive Components S.R.L.	Italy

(a) -

Registrant’s indirect ownership percentage in Siliconix Technology C.V. is 100%;  89% is owned by its wholly owned subsidiary Siliconix incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.

(b) -	Registrant’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -

Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.

(d) -

Registrant’s indirect ownership percentage in General Semiconductor Japan, Ltd. is 100%; 50% is owned by its wholly owned subsidiary General Semiconductor International and 50% is owned by its wholly owned subsidiary Vishay GSI, Inc.

(e) -	Registrant’s indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 45% is owned directly and 55% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(f) -	Registrant’s indirect ownership percentage in Sensortronics Sanmar Ltd. is 49%.
(g) -

Registrant’s indirect ownership percentage in Celtron Tianjin is 100%; 82% is owned by its indirectly wholly owned subsidiary Vishay Transducers, Ltd. and 18% is owned by its indirectly wholly owned subsidiary High Goals Investments Limited.

(h) -	Registrant’s indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.
(i) -

Registrant’s indirect ownership percentage in Tedea-Huntleigh (Beijing) Electronics Co. Ltd is 100%;  48% is owned directly and 52% is owned by its indirectly wholly owned subsidiary Tedea-Huntleigh, B.V.

(j) -

Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 86% is owned by its wholly owned subsidiary Vishay Israel Limited and its affiliates; 13% is owned directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Electronics, Inc.

(k) -	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%.
(l) -	Registrant’s indirect ownership percentage in Facility Service GmbH is 50%.
(m) -

Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada, 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH, and 2% is owned by its indirectly wholly  owned subsidiary Vishay Electronic GmbH.